Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: Gamida Cell Ltd.[1] Debtor in a Foreign Proceeding.	Chapter 15 Case No. 24-10847 (JKS) Re. Docket Nos. 4, 5, 6, 22, 28, 37, 38, 39

FINAL ORDER GRANTING RECOGNITION AND
RELIEF IN AID OF A FOREIGN MAIN PROCEEDING

Upon a hearing having been held before this Court on May15, 2024 (the “Hearing”) to consider the Verified Petition Under Chapter 15 for Recognition of the Israeli Proceeding as a Foreign Main Proceeding or, Alternatively, a Foreign Nonmain Proceeding and the Official Form 401 – Chapter 15 Petition for Recognition of a Foreign Proceeding (collectively, the “Petition”)2 (i) commencing this Chapter 15 case and (ii) seeking recognition of the above-captioned Debtor’s debt arrangement proceeding commenced under the Bankruptcy and Economic Rehabilitation Law, 5778-2018 (as amended and modified, the “Israeli Insolvency Law”) and Bankruptcy and Economic Rehabilitation Regulations, 5779-2019 (the “Israeli Regulations”) pending before the District Court in Be’er-Sheva (the “Israeli Court”), Case No. 63461-03-24 (the “Israeli Proceeding”), as a “foreign main proceeding” under Chapter 15 of the Bankruptcy Code; and the Court having considered and reviewed all pleadings, exhibits, declarations and other documents filed in connection with, and in support of, the Petition (collectively the “Supporting Documents”) submitted by Abigail Jenkins, the foreign representative of the Debtor in the Israeli Proceeding (the “Foreign Representative”); and it appearing that due and timely notice of the filing of the Petition and the Hearing has been given by the Foreign Representative consistent with this Court’s previous Order scheduling a hearing on the Petition, dated April 22, 2024; and such notice appearing to be adequate for all purposes such that no other or further notice thereof need be given; and no objections or other responses having been interposed; and all interested parties having had due and proper notice and an opportunity to be heard; and the Court having heard argument by counsel appearing at the Hearing; and after due deliberation and sufficient cause appearing therefore, the Court makes the following findings of fact and conclusions of law:

A. The findings and conclusions set forth herein constitute this Court’s findings of fact and conclusions of law pursuant to Rule 7052 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

[1]	The Debtor is a company incorporated in Israel and the last 4 digits of its company number are 1204.

[2]	Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Petition.

B. This Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334, section 1501 of the Bankruptcy Code, and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012.

C. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(P), and this Court may enter a final order consistent with Article III of the United States Constitution.

D. Venue is proper in this district pursuant to 28 U.S.C. § 1410.

E. This case was properly commenced pursuant to sections 1504, 1509, and 1515 of the Bankruptcy Code.

F. The Chapter 15 Petition meets the requirements of section 1515 of the Bankruptcy Code and Bankruptcy Rules 1004.2, 1007(a)(4) and 2002.

G. The Israeli Proceeding is a “foreign proceeding” within the meaning of section 101(23) of the Bankruptcy Code.

H. The Israeli Proceeding takes place in Israel, which is the country where the Debtor’s center of main interests is located and, as such, the Israeli Proceeding is entitled to recognition as a “foreign main proceeding” pursuant to sections 1502(4) and 1517(b)(1) of the Bankruptcy Code.

I. The Israeli Proceeding is entitled to recognition by this Court pursuant to sections 1515 and 1517(a) of the Bankruptcy Code.

J. The Foreign Representative is a person within the meaning of section 101(41) of the Bankruptcy Code and is the foreign representative of the Debtor within the meaning of section 101(24) of the Bankruptcy Code.

K. The Foreign Representative is entitled to all the relief available pursuant to section 1520 of the Bankruptcy Code, including, without limitation, application of the automatic stay, pursuant to section 362 of the Bankruptcy Code.

L. The relief granted hereby pursuant to sections 1507, 1515, 1517, 1520, and 1521 of the Bankruptcy Code is necessary and appropriate to effectuate the purposes of Chapter 15, to protect the Debtor and the interests of its creditors and other parties in interest, and is consistent with the laws of the United States, international comity, public policy, and the policies of the Bankruptcy Code.

M. Absent the relief granted herein, the Debtor may be subject to the prosecution of judicial, quasi-judicial, arbitration, administrative or regulatory actions or proceedings in connection with the claims against it or its property, thereby interfering with and causing harm to, the Debtor, its creditors and other parties in interest in the Israeli Proceeding and, as a result, the Debtor, its creditors and such other parties in interest would suffer irreparable injury for which there is no adequate remedy at law, a result contrary to the purposes of Chapter 15.

N. Appropriate notice of the filing of, and the hearing on, the Chapter 15 Petition was given, which notice was deemed adequate for all purposes and satisfied Bankruptcy Rule 2002(q), and no further notice need be given.

NOW THEREFORE, IT IS HEREBY ORDERED THAT:

1. The Petition and the relief requested therein is granted.

2. The Israeli Proceeding is granted recognition as a foreign main proceeding pursuant to sections 1517(a) and (b)(1) of the Bankruptcy Code.

3. All relief afforded to a foreign main proceeding pursuant to sections 1507 and 1520 of the Bankruptcy Code is granted to the Debtor and the Foreign Representative, as applicable.

4. Section 362 of the Bankruptcy Code shall hereby apply with respect to the Debtor and its property that is within the territorial jurisdiction of the United States.

5. All entities (as that term is defined in section 101(15) of the Bankruptcy Code), other than the Foreign Representative and her authorized representatives and/or agents, are hereby enjoined from, without limitation:

a.	executing against any of the Debtor’s assets or other properties in accordance with sections 1520(a)(1) and 1521(a)(2) of the Bankruptcy Code;

b.	commencing or continuing, including the issuance or employment of process, of a judicial, administrative, arbitral, or other action or proceeding, or to recover a claim against the Debtor in the United States in accordance with sections 362(a)(1), 1520(a)(1), and 1521(a)(1) of the Bankruptcy Code;

c.	commencing, or continuing an individual action or proceeding concerning the Debtor’s assets, rights, obligations, or liabilities in accordance with section 1521(a)(1) of the Bankruptcy Code;

d.	any act to create, perfect, or enforce a lien or other security interest, set-off, or other claim against the Debtor or any of their property in accordance with sections 362(a)(4), (5) & (7), 1520(a)(1), 1521(a)(2) of the Bankruptcy Code; and

e.	transferring, encumbering, or otherwise disposing of any assets of the Debtor to any entity (as that term is defined in section 101(15) of the Bankruptcy Code) other than the Foreign Representative in accordance with section 1521(a)(3) of the Bankruptcy Code.

6. Subject to sections 1520 and 1521 of the Bankruptcy Code, the Israeli Proceeding, shall be granted comity and given full force and effect in the United States to the same extent as in Israel.

7. Nothing herein shall enjoin a police or regulatory act of a governmental unit, including a criminal action or proceeding, to the extent set forth in sections 362(b) and 1521(d) of the Bankruptcy Code.

8. Notwithstanding any applicable Bankruptcy Rules to the contrary, the terms and conditions of this Order shall be immediately effective and enforceable upon its entry.

9. The Foreign Representative is authorized to take all actions necessary to effectuate the relief granted pursuant to this Order in accordance with the Petition.

10. The Foreign Representative, the Debtor, and/or each of their successors, representatives, advisors, or counsel shall be entitled to the protections contained in sections 306 and 1510 of the Bankruptcy Code.

11.

12. This Court shall retain jurisdiction with respect to the enforcement, amendment or modification of this Order, any request for additional relief, any adversary proceeding brought in and through this Chapter 15 case, and any request by an entity for relief from the provisions of this Order that is properly commenced and within the jurisdiction of this Court.

/s/ J. Kate Stickles
Dated: May 15th, 2024	J. KATE STICKLES
Wilmington, Delaware	UNITED STATES BANKRUPTCY JUDGE

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